Exhibit 99.1

FOR IMMEDIATE RELEASE

Terex Corporation Commences Cash Tender Offer for

Up to $550 Million of its 6.00% Senior Notes due 2021

Westport, CT, January 17, 2017 — Terex Corporation (“Terex”) (NYSE: TEX) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $550 million in aggregate principal amount (the “Tender Cap”) of its outstanding 6.00% Senior Notes due 2021 (“Notes”).

The following table summarizes the material pricing terms of the Tender Offer for each $1,000 principal amount of Notes.

CUSIP/ISIN Nos.	Outstanding Principal Amount	2021 Notes Tender Cap	Title of Security	Early Tender Deadline	Tender Offer Consideration*	Early Tender Payment	Total Consideration*
880779AY9 / US880779AY95	$850,000,000	$550,000,000	6.00% Senior Notes due 2021	January 30, 2017 5:00 p.m., NYC time	$1,021.25	$10.00	$1,031.25

*   Plus accrued and unpaid interest.

Holders of Notes (“Holders”) who validly tender (and do not validly withdraw) their Notes prior to 5:00 P.M., New York City time, on January 30, 2017, unless such time is extended by Terex in its sole discretion (the “Early Tender Deadline”), will be eligible to receive, subject to the Tender Cap, the total consideration of $1,031.25 per $1,000 principal amount of Notes tendered (the “Total Consideration”), which includes $1,021.25 as the tender offer consideration (the “Tender Offer Consideration”) and $10.00 as an early tender payment (the “Early Tender Payment”), on the initial settlement date, which will be a business day chosen by Terex promptly following the Early Tender Deadline and the satisfaction or waiver of the conditions to consummation of the Tender Offer, and is expected to be January 31, 2017 (the “Initial Settlement Date”). Holders who validly tender their Notes after the Early Tender Deadline and prior to 11:59 p.m., New York City time, on February 13, 2017, unless extended by Terex in its sole discretion (the “Expiration Time”), will be eligible to receive, subject to the Tender Cap, the Tender Offer Consideration, but not the Early Tender Payment, on the final settlement date, which is expected to be February 14, 2017, the next business day following the Expiration Time (the “Final Settlement Date”).

Holders will also receive accrued and unpaid interest from the last interest payment date on their Notes up to, but not including, the applicable settlement date for all of their Notes that we accept for purchase in the Tender Offer.

The Tender Offer is scheduled to expire at the Expiration Time. Validly tendered Notes may be withdrawn at any time on or prior to 5:00 P.M., New York City time, on January 30, 2017 unless extended by Terex (the “Withdrawal Time”). Any tender of Notes pursuant to the Tender Offer may be validly withdrawn at any time prior to the Withdrawal Deadline, but not thereafter unless required by law.

Terex expects to fund the purchase of the Notes tendered with proceeds received in a new financing transaction together with available cash on hand. If the Tender Offer is consummated, to the extent the amount of Notes tendered is less than the Tender Cap, Terex intends to redeem any Notes that remain outstanding afterwards in accordance with the indenture governing the Notes, such that the aggregate amount of Notes repurchased or redeemed, as the case may be, is up to an amount equal to the Tender Cap. Concurrently with the commencement of the Tender Offer, Terex issued a conditional notice of redemption for any and all of the Notes that remain outstanding after the Final Settlement Date at a redemption price of 103.000%, plus accrued and unpaid interest, which is subject to a financing condition. Terex will redeem such Notes on February 15, 2017. This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

Terex’s obligation to accept for payment and pay for any Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of certain conditions, including having completed a new financing transaction on terms acceptable to it and receipt of net proceeds from such financing transactions, together with available cash on hand, in an amount sufficient to pay the Total Consideration for all the tendered Notes, plus all fees and expenses incurred in connection with the Tender Offer, plus all accrued and unpaid interest on the Notes from the last interest payment date on the Notes up to, but not including, the applicable settlement date.

The complete terms and conditions of the Tender Offer are set forth in Terex’s Offer to Purchase and the related Letter of Transmittal, dated January 17, 2017 (together, the “Offer to Purchase”), that is being sent to Holders. Holders are urged to read the Offer to Purchase and related documents carefully before making any decision with respect to the Tender Offer. Holders must make their own decisions as to whether to tender their Notes and, if they decide to do so, the principal amount of the Notes to tender.

Holders may obtain copies of the Offer to Purchase from the Tender Agent and Information Agent for the Tender Offer, Global Bondholder Services, at (866) 470-4300 (toll free).

Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC are the Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to Deutsche Bank Securities Inc. at (855) 287-1922 (toll free) or (212) 250-7527 (collect) or to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-1862 (collect).

None of Terex, the Dealer Managers, the Tender Agent and Information Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.

This press release is for informational purposes only and does not constitute an offer to purchase, an offer to sell, or a solicitation of an offer to purchase or sell with respect to any securities.

The Tender Offer is being made solely pursuant to the Offer to Purchase. The Tender Offer is not being made to Holders in any jurisdiction in which the making of or acceptance of a tender offer would not be in compliance with the laws of such jurisdiction.

Contact Information:

Brian Henry

Senior Vice President, Business Development and Investor Relations

Phone: 203-222-5954

Email: brian.henry@terex.com

Forward-Looking Statements

This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others (a) any decision by Terex not to proceed with the proposed tender offer, (b) potential changes in market conditions, and (c) those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in Terex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission, and under the section entitled “Part II. Item 1A. Risk Factors” in Terex’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, each filed with the Securities and Exchange Commission, as such factors may be updated from time to time in Terex’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Terex’s filings with the Securities and Exchange Commission.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex

Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. Terex reports in three business segments: Aerial Work Platforms, Cranes and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Terex Corporation

200 Nyala Farm Road, Westport, Connecticut 06880

Telephone: (203) 222-7170, Fax: (203) 222-7976